SWK Holdings Announces Monetization of Royalty Portfolio

Dallas, TX, March 19, 2025 – SWK Holdings Corporation (Nasdaq: SWKH) ("SWK" or the "Company"), a life science-focused specialty finance company catering to small- and mid-sized commercial-stage companies, today announced the monetization of its royalty portfolio through two transactions.
On March 17, 2025, ANI Pharmaceuticals, Inc. exercised its buyout option related to the Iluvien royalty, which resulted in a payment of approximately $17.3 million to SWK. In a separate transaction, SWK has entered into a definitive agreement with Soleus Capital (“Soleus”) for the sale of substantially all of its remaining performing royalty portfolio for approximately $34.0 million in cash. The Soleus transaction is expected to close in approximately two weeks, subject to the satisfactory of customary conditions to closing. The combined monetization of the royalty portfolio, totaling approximately $51.3 million, represents a gain of approximately $1.0 million over the portfolio’s book value of $50.3 million as of December 31, 2024.
“The monetization of our royalty portfolio at a premium to book value demonstrates our commitment to realizing the underlying value of our assets,” said Jody Staggs, Chief Executive Officer of SWK Holdings Corporation. “In conjunction with the closing of the Soleus transaction, SWK anticipates declaring a dividend to its shareholders. The amount and the record date of the dividend are expected to be declared in connection with the transaction closing.”
About SWK Holdings Corporation
SWK Holdings Corporation is a life science focused specialty finance company partnering with small- and mid-sized commercial-stage healthcare companies. SWK provides non-dilutive financing to fuel the development and commercialization of lifesaving and life-enhancing medical technologies and products. SWK's unique financing structures provide flexible financing solutions at an attractive cost of capital to create long-term value for all SWK stakeholders. SWK's solutions include structured debt, traditional royalty monetization, synthetic royalty transactions, and asset purchases typically ranging in size from $5.0 million to $25.0 million. SWK also owns Enteris BioPharma, a clinical development and manufacturing organization providing development services to pharmaceutical partners. Additional information on the life science finance market is available on the Company's website at www.swkhold.com.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations regarding the timing and results of the transaction closings and the Company’s expectations related to the anticipated declaration of a cash dividend to Company stockholders. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect SWK's current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption "Risk Factors" and elsewhere in SWK's Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company's future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company's actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:
Investor Relations and Media
Susan Xu
investorrelations@swkhold.com
778-323-0959
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